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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 13, 2006

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02(d)  Election of New Director

On February 13, 2006, the Board of Directors of Little Squaw Gold Mining Company (the "Company") elected William V. Schara as a Director to fill the vacancy on the Board of Directors.  There are no arrangements or understandings between Mr. Schara and any other persons pursuant to which Mr. Schara was selected as a director.  Mr. Schara will be a member of the Audit Committee of the Board of Directors.  During the last two years, the Company and Mr. Schara have not been parties to any transaction in which the Company and Mr. Schara were participants.  Mr. Schara has not had a direct or indirect material interest in any transaction in which the Company was engaged during the last two years.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: February 17, 2006	By: /s/ Richard R. Walters
Richard R. Walters, President